Not Valid Unless Countersigned by Transfer Agent

/border surrounding all four sides of document/

                       Incorporated Under The Laws of
                            The State of Nevada
               Capitalization 50,000,000 Shares Common Stock
                            at $0.0001 Par Value



                                                          Cusip 59109Y 10 1

/border surrounding number/                     /border surrounding shares/
     NUMBER                                                  SHARES





                             Metal Mines, Inc.

THIS CERTIFIES THAT
                                                                    /Stamp/
                                                Countersigned & Registered:
                                                         Stalt, Inc.
                                                848 Tanager Street, Suite N
                                                 Incline Village, NV 89451
                                                        (775) 831-3335

                                              By:__________________________
                                                    Authorized Signature

IS THE RECORD OF


                  Shares of Metal Mines, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by Registar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


     Dated:

     /S/ Vern Bock                                       /S/ Tom Burke
          Secretary                                          President



                              /Corporate Seal/
                                   Metal
                                Mines, Inc.